EXHIBIT 23.1


                          Independent Auditor's Consent



Board of Directors
Paradigm Holdings, Inc.
Rockville, Maryland

We hereby consent to the inclusion of our report dated December 2, 2004 except for Note 10 as to which the date is February 11, 2005 on the audited financial statements of Paradigm Holdings, Inc. (formerly Paradigm Solutions Corporation) as of December 31, 2003 and 2002 and for the years then ended in the SEC Form SB-2 to be filed by Paradigm Holdings, Inc.



ARONSON & COMPANY

/s/ ARONSON & COMPANY

Rockville, Maryland
February 11, 2005